UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 13, 2017 (January 11, 2017)
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MEAD JOHNSON NUTRITION COMPANY
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-34251	80-0318351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Patriot Blvd., Glenview, Illinois	60026
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (847) 832-2420
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 13, 2017, Mead Johnson Nutrition Company (the “Company”) announced that Graciela Monteagudo, Senior Vice President and President, the Americas and Global Marketing, will be leaving the Company as a result of a Company restructuring decision. On January 11, 2017, the Company entered into an agreement (the “Agreement”) with Ms. Monteagudo pursuant to which she has agreed to separate from service with the Company effective as of February 28, 2017 (the “Separation Date”). Pursuant to the Agreement, Ms. Monteagudo will receive a total of $1,301,481 as severance pay, payable in semi-monthly installments over 18 months following her termination date in accordance with the Senior Executive Severance Plan (the “Severance Plan”). Ms. Monteagudo will receive the 2016 incentive payment to which she is entitled under the Company’s performance incentive plan based on satisfaction of company performance factors. She will also receive a pro rata portion of the target annual incentive award for 2017 under the Company’s Senior Executive Severance Plan. Ms. Monteagudo’s outstanding equity awards will continue to vest through the separation date and be exercisable or payable in accordance with their terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEAD JOHNSON NUTRITION COMPANY

Date: January 13, 2017	By:	/s/ Patrick M. Sheller
Patrick M. Sheller
Senior Vice President, General Counsel and Secretary